UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2006

Open Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-02333-56	22-3173050
(State or other jurisdiction	(Commission File Numbers)	(IRS Employer
of incorporation)		Identification No.)

455 Winding Brook Drive, Glastonbury, CT 06033

(Address of Principal Executive Offices, including Zip Code)

(860) 652-3155

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2006, Open Solutions Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Harpoon Acquisition Corporation, a Delaware corporation (“Parent”), and Harpoon Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Co”).  Under the terms of the Merger Agreement, Merger Co will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).  Parent is owned by private investment funds affiliated with The Carlyle Group and Providence Equity Partners Inc. (collectively, the “Sponsors”).  The Board of Directors of the Company unanimously approved the Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of disinterested and independent directors (the “Special Committee”).

At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by the Company, Parent or Merger Co or any of their respective direct or indirect wholly-owned subsidiaries and other than any shares owned by shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $38.00 in cash, without interest.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit, furnish information and maintain discussions or negotiations with respect to competing proposals through November 8, 2006.  After that date, the Company may continue discussions with any “Excluded Party,” defined as a party that submits a written proposal during the go-shop period that the Board of Directors (acting through, or based upon the advice of, the Special Committee, if it still exists) (1) believes in good faith to be bona fide, (2) determines in good faith, after consultation with advisors, constitutes or could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement, and (3) determines in good faith after consultation with outside counsel is a written proposal with respect to which the failure to take such action would be inconsistent with its fiduciary duties.

Except with respect to Excluded Parties, after November 8, 2006, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions or negotiations with third parties.  The no shop restriction is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted after November 8, 2006 and with respect to which the Special Committee has made the determinations described in the immediately preceding paragraph.

The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement including giving Parent 72 hours to match the terms of such superior proposal and any subsequent modifications thereto.  In connection with such termination, the Company must pay a fee of $30 million to Parent, unless, on or prior to November 8, 2006, the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal submitted by an Excluded Party, in which case the Company must pay a fee of $12 million to Parent.  In certain other circumstances, the Merger Agreement provides for Parent or the Company to pay to the other party a fee of $30 million upon termination of the Merger Agreement.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s stockholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of the occurrence of a material adverse effect on the Company and other customary closing conditions. The parties expect to close the transaction during the first quarter of 2007.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

The Special Committee engaged SunTrust Capital Markets, Inc. (“SunTrust”) to serve as financial advisor to the Special Committee.  On October 14, 2006, SunTrust delivered an opinion to the Special Committee that as of the date of the opinion, the merger consideration to be received by holders of the Company’s common stock is fair to such holders from a financial point of view.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information will be filed with the SEC:

In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC.  Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, CT 06033, telephone: (860) 652-3155, or from the Company’s website, http://www.opensolutions.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 20, 2006. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.

Forward Looking Statements:

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 8.01 Other Events.

On October 16, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1                       Agreement and Plan of Merger, dated October 14, 2006, by and among the Company, Harpoon Acquisition Corporation and Harpoon Merger Corporation.*

99.1                 Press Release dated October 16, 2006.

*                               Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2006	OPEN SOLUTIONS INC.

	By:	/s/ Kenneth J. Saunders
Name: Kenneth J. Saunders
Its: Executive Vice President and
Chief Financial Officer